UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2011
Avatar Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Alhambra Circle, Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)
(305) 442-7000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 31, 2011, Avatar Holdings Inc., a Delaware corporation (the “Company”), and Avatar Properties Inc., a Florida corporation (“API”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase for sale in an underwritten public offering, $100 million aggregate principal amount of 7.50% Senior Convertible Notes due 2016 (the “Notes”). The Notes were sold to the Underwriter at 95.75% of the principal amount of the Notes, and were sold to the public at a purchase price of 100% of the principal amount of the Notes, plus accrued interest, if any, from February 4, 2011.
     The Underwriting Agreement includes customary representations, warranties, conditions to closing, and covenants. The Underwriting Agreement also provides for customary indemnification by each of the Company, API and the Underwriter against certain liabilities. The Underwriting Agreement provides that the Notes are governed by a Base Indenture and Supplemental Indenture (in each case, as defined below), the principal terms of which are set forth in this report.
     A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference.
     On February 4, 2011, the Company completed the sale of the Notes in accordance with the terms of the Underwriting Agreement. The sale of the Notes is registered pursuant to a Registration Statement on Form S-3 (No. 333-161498), filed by the Company with the Securities and Exchange Commission on August 21, 2009 (the “Registration Statement”). Net proceeds to the Company from the sale of the Notes is approximately $95,350,000, after deducting the Underwriter’s discount of 4.25% and expenses estimated at $400,000. The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, including, without limitation, the repayment of debt, including the Company’s 4.50% Convertible Senior Notes due 2024 (the “4.50% Notes”), which notes may be put to the Company pursuant to the terms thereof on each of April 1, 2011, April 1, 2014, and April 1, 2019, or called by the Company at any time on or after April 5, 2011, and potential new acquisitions of real estate and real estate-related assets. As of the date of this report, no acquisitions or investments are probable.
     The Notes are a new issuance of securities and there is currently no established market for the Notes. Accordingly, the Company cannot assure holders as to the development or liquidity of any market for the Notes.
     The Notes are governed by a base indenture (the “Base Indenture”) and first supplemental indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), both dated as of February 4, 2011, between the Company and Wilmington Trust FSB, as trustee, and include the following terms:
     Interest: Interest on the Notes is 7.50% per year, payable semi-annually in arrears in cash on February 15 and August 15 of each year, beginning on August 15, 2011.

     Conversion: Holders may convert Notes into shares of the Company’s common stock at any time on or prior to the close of business on the business day immediately preceding the maturity date. The Notes are convertible at an initial conversion rate of 33.3333 shares of common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $30.00 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including upon the occurrence of a “non-stock change of control” as such term is defined in the Indenture. Upon any conversion, subject to certain exceptions, holders will not receive any cash payment representing accrued and unpaid interest.
     Financial covenants: The Indenture includes the following financial covenants:
•	until February 15, 2014, the Company will maintain, at all times, cash and cash equivalents of not less than $20 million;

•	until the second anniversary of the original issuance date of the Notes, the Company’s total consolidated indebtedness (as “indebtedness” is defined in the Indenture) may not exceed $150 million at any time excluding, for purposes of this covenant, until April 5, 2011, the Company’s outstanding 4.50% Notes;

•	until the second anniversary of the original issuance date of the Notes, the Company’s total consolidated indebtedness (as “indebtedness” is defined in the Indenture) shall not exceed $50 million at any time, excluding for purposes of this covenant: (a) the Notes, (b) any indebtedness with a maturity date after February 15, 2014, which indebtedness does not provide the holder with a unilateral put right prior to February 15, 2014 and (c) until April 5, 2011, amounts outstanding under the Company’s 4.50% Notes.
     Repurchase Right Upon Breach of Financial Covenants: If the Company breaches any of the financial covenants set forth above, holders will have the right to require the Company to repurchase, at the repurchase price described below, up to 50% in aggregate principal amount of the Notes for which holders properly deliver, and do not withdraw, a written repurchase notice. The repurchase price will be payable in cash and will equal 110% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.
     Repurchase Right on February 15, 2014: On February 15, 2014, holders will have the right to require the Company to repurchase, at the repurchase price described below, all or part of the Notes for which holders properly deliver, and do not withdraw, a written repurchase notice. The repurchase price will be payable in cash and will equal 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.
     Repurchase Right Upon a Fundamental Change: If a “fundamental change” to the Company, as such term is described in the Indenture, occurs at any time before the maturity of the Notes, Holders will have the right to require the Company to repurchase, at the repurchase price described below, all or part of the Notes for which holders properly deliver, and do not withdraw, a written repurchase notice. The repurchase price will be payable in cash and will equal 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.

     Redemption Right: The Company may, at any time on or after February 15, 2014, at its option, redeem for cash all or any portion of the outstanding Notes, but only if the last reported sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day before the date the Company provides the notice of redemption to holders exceeds 130% of the conversion price in effect on each such trading day and certain other conditions described in the Indenture are met. The redemption price will be payable in cash and will equal 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the redemption date.
     If any event of default, as such events are set forth in the Notes, occurs, the principal amount of the Notes (or the repurchase price or redemption price, as applicable), plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company or certain of its subsidiaries.
     The breach of any of the financial covenants described above will not constitute an event of default so long as the Company satisfies its obligations to provide timely notice of such breach and repurchases all Notes it is required to purchase. If the Company fails to satisfy these obligations, such failure will constitute an event of default. Following such event of default, 100% of the aggregate principal amount of the Notes will become due and payable at the repurchase price of 110% of the principal amount of the Notes.
     Copies of the Base Indenture, the Supplemental Indenture, and a Global Note, representing the Notes, are attached as Exhibits 4.1, 4.2, and 4.3 to this report, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information in Item 1.01 of this report is incorporated in this Item 2.03 by reference.

Item 8.01. Other Events.
     On February 1, 2011, the Company announced the pricing of the Notes. A copy of the press release announcing the pricing of the Notes is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
     Filed with this report as Exhibit 5.1 is an opinion of Akerman Senterfitt passing upon the validity of the issuance of the Notes and the underlying common stock on behalf of the Company. Included in Exhibit 5.1 and filed with this report as Exhibit 23.1 is a consent of Akerman Senterfitt consenting to the filing of Akerman Senterfitt’s opinion as an exhibit incorporated by reference into the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 31, 2011, between Avatar Holdings Inc., Avatar Properties Inc., and Barclays Capital Inc.
4.1	Indenture between Avatar Holdings Inc. and Wilmington Trust FSB, as Trustee, dated February 4, 2011.
4.2	First Supplemental Indenture between Avatar Holdings Inc. and Wilmington Trust FSB, dated as of February 4, 2011.
4.3	Global Note in the principal sum of $100,000,000, dated February 4, 2011.
5.1	Opinion of Akerman Senterfitt.
23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).
99.1	Press Release, dated February 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2011	Avatar Holdings Inc.
/s/ Juanita I. Kerrigan
	Name:	Juanita I. Kerrigan
	Title:	Vice President and Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 31, 2011, between Avatar Holdings Inc., Avatar Properties Inc., and Barclays Capital Inc.
4.1	Indenture between Avatar Holdings Inc. and Wilmington Trust FSB, as Trustee, dated February 4, 2011.
4.2	First Supplemental Indenture between Avatar Holdings Inc. and Wilmington Trust FSB, dated as of February 4, 2011.
4.3	Global Note in the principal sum of $100,000,000, dated February 4, 2011.
5.1	Opinion of Akerman Senterfitt.
23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).
99.1	Press Release, dated February 1, 2011.